Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vastera, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Maria Henry, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial position and result of operations of the Company.

In rendering this certification, I note that information in the Report relates to periods prior to my affiliation with the Company, as disclosed in the Company’s Form 8-K filed on September 24, 2002.  I joined the Company on October 14, 2002 as its Chief Financial Officer.

/s/ Maria Henry

Maria Henry
Chief Financial Officer
November 14, 2002